EXHIBIT 99.1

News Release	Contact:
For Immediate Release	Anna Austin Vice President, Corporate Communications (314) 523-8354 investor.relations@tlcvision.com

TLCVision Reports Q3-04 Financial Results

St. Louis, MO, November 8, 2004: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the three and nine month periods ended September 30, 2004. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise stated.

Q3-04 total net revenues were $56.6 million, up 23% from $46 million in the third quarter of 2003.

Third quarter total paid laser procedure volumes were over 45,600. Year-over-year volume increased 21% in the centers and 9% in the access business. The result was Q3-04 total procedure volumes were up 16% from 39,400 for the same three month period a year ago. The procedure volume mix in Q3-04 was 60% centers versus 40% access. CustomLASIK procedures represented approximately 55% of center volumes in Q3-04.

TLCVision reported a Q3-04 net profit of $3.3 million or $0.05 per share, compared to a loss of ($4.1 million), or ($0.06) per share reported in last year’s third quarter. Third quarter 2004 adjusted EBITDA was $8.0 million, up 143% from the $3.3 million for the same period last year.

[Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding certain non-recurring items and research and development costs and is used to assist in understanding and comparing operating results. EBITDA and Adjusted EBITDA, which are not calculated identically by all companies, are not substitutes for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. Management uses EBITDA and Adjusted EBITDA as key measures of operating performance. Reference should be made to the “Adjusted EBITDA” table that provides reconciliation between operating results as prescribed by U.S. GAAP and “Adjusted EBITDA”.]

Jim Wachtman, TLCVision’s CEO, commented “Our premium model continues to demonstrate superior financial leverage even during a slow seasonal period. During our second quarter conference call, we said that growth trends were continuing, and they obviously have. Based on preliminary analysis, we now expect these trends to continue through the remainder of 2004 and into 2005. Additionally, we continue to improve our financial position, and are poised to capitalize on new growth opportunities.“

Conference Call

TLCVision is pleased to invite all interested parties to participate in a conference call during which these results will be discussed. The call will be held today, November 8, at 4:30 p.m. Eastern Time at 1-800-291-5032. The call will also be broadcast live and archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

About TLC Vision

TLCVision is North America’s premier eye care services company. The key drivers of TLCVision’s strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2004	2003	2004	2003
Revenues
Refractive
Centers	$30,955	$24,932	$106,167	$82,092
Access	9,390	8,861	31,983	29,437
Other healthcare services	16,299	12,221	48,330	35,607

Total revenues	56,644	46,014	186,480	147,136

Cost of revenues
Refractive
Centers	22,153	20,239	72,950	63,418
Access	6,910	6,558	22,217	20,201
Other healthcare services	9,972	7,752	29,684	23,182

Total cost of revenues	39,035	34,549	124,851	106,801

Gross margin	17,609	11,465	61,629	40,335

General and administrative	8,152	8,023	23,453	24,355
Marketing	3,350	3,118	9,679	10,275
Research and development	125	975	849	975
Amortization of intangibles	1,016	1,665	3,085	5,015
Adjustment to the fair value of investments and long-term receivables	—	231	(1,206)	(217)
Restructuring, severance and other charges	—	—	2,755	1,720

	12,643	14,012	38,615	42,123

Operating income (loss)	4,966	(2,547)	23,014	(1,788)
Other income (expense), net	(237)	74	289	640
Interest expense, net	(186)	(325)	(861)	(1,086)
Minority interests	(1,674)	(1,110)	(6,002)	(3,612)
Earnings from equity investments	555	—	1,567	—

Income (loss) before income taxes	3,424	(3,908)	18,007	(5,846)
Income tax expense	(102)	(182)	(394)	(627)

Net income (loss)	$3,322	$(4,090)	$17,613	$(6,473)

Earnings (loss) per share – basic	$0.05	$(0.06)	$0.26	$(0.10)

Earnings (loss) per share – diluted	$0.05	$(0.06)	$0.25	$(0.10)

Weighted average number of common shares outstanding — basic	69,004	64,743	68,153	63,888
Weighted average number of common shares outstanding — diluted	71,353	64,743	70,832	63,888

TLC VISION CORPORATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands except per share amounts)
(unaudited)

	3 months ended	3 months ended	9 months ended	9 months ended
	September 30	September 30	September 30	September 30
	2004	2003	2004	2003
Net income (loss)	$3,322	$(4,090)	$17,613	$(6,473)
Interest	186	325	861	1,086
Taxes	102	182	394	627
Depreciation and amortization	4,286	5,760	13,304	16,807

EBITDA	7,896	2,177	32,172	12,047

Research and development	125	975	849	975
Variable stock option expense	(228)	—	106	—
Restructuring, severance and other charges	—	—	2,755	1,720
Adjustment to the fair value of investments and long-term receivables, net	-	231	(1,206)	(217)
Other income, net	237	(74)	(289)	(640)

Adjusted EBITDA	$8,030	$3,309	$34,387	$13,885

TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(UNAUDITED)
	SEPTEMER 30,	DECEMBER 31,
	2004	2003

ASSETS
Current assets
Cash and cash equivalents	$53,496	$29,580
Short-term investments	313	748
Accounts receivable	17,386	15,617
Prepaids and other current assets	12,573	11,646

Total current assets	83,768	57,591
Restricted cash	1,388	1,376
Investments and other assets	6,237	3,102
Intangibles, net	19,050	22,959
Goodwill, net	53,764	48,829
Fixed assets, net	48,435	56,891

Total assets	$212,642	$190,748

LIABILITIES
Current liabilities
Accounts payable	$7,378	$10,627
Accrued liabilities	25,018	25,811
Current portion of long-term debt	9,328	10,285

Total current liabilities	41,724	46,723
Other long-term liabilities	2,294	2,607
Long-term debt, less current maturities	10,501	19,242
Minority interests	9,625	10,907
SHAREHOLDERS’ EQUITY
Capital stock	421,393	397,878
Option and warrant equity	4,244	8,143
Accumulated deficit	(277,139)	(294,752)

Total shareholders’ equity	148,498	111,269

Total liabilities and shareholders’ equity	$212,642	$190,748